Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

PATENT & TECHNOLOGY LICENSE AGREEMENT
AGT. NO. L3648-MAIA BIOTECHNOLOGY

This Patent and Technology License Agreement (“Agreement”) is between The Board of Regents (“Board”) of The University of Texas System (“System”), an agency of the State of Texas whose address is 210 West 7th Street, Austin, Texas 78701 on behalf of The University of Texas Southwestern Medical Center (“UT Southwestern”), a component institution of System, whose address is 5323 Harry Hines Boulevard, Dallas, Texas 75390-9094 (“Licensor”) and MAIA Biotechnology, Inc., a Delaware corporation, with its principal place of business at 444 West Lake Street, Suite 1700, Chicago, IL 60606 (“Licensee”) (collectively, “Parties”, or singly, “Party”).

This Agreement has an “Effective Date” of the date of the last signature hereto.

No binding agreement between the Parties will exist until the Agreement has been signed by both Parties. Unsigned drafts of the Agreement shall not be considered offers.

Background

Licensor and Licensee have previously entered into “Patent & Technology License Agreement Agt. No. L2664-MAIA Biotechnology,” as amended, which was executed December 8, 2020. This agreement and all of its exhibits and schedules and including any and all amendments to any of the foregoing will be referred to collectively in this agreement as the “Original Agreement.” As set forth in the Original Agreement, Licensee had the option to obtain additional licenses to technology developed by the Licensor. The instant Agreement between the Licensor and Licensee is directed to granting Licensee such additional license rights.

In that regard, Licensor owns or controls Licensed Subject Matter (defined below). Licensee desires to secure the right and license to use, develop, manufacture, market, and commercialize the Licensed Subject Matter. Licensor has determined that such use, development, and commercialization of the Licensed Subject Matter is in the public’s best interest and is consistent with Licensor’s educational and research missions and goals. Licensor desires to have the Licensed Subject Matter developed and used for the benefit of Licensee, the inventors, Licensor, and the public.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Parties hereby agree as follows:

1.	Definitions

“Affiliate” means any business entity more than 50% owned by Licensee, any business entity which owns more than 50% of Licensee, or any business entity that is more than 50% owned by a business entity that owns more than 50% of Licensee.

“Combination Product” means any product which contains a Licensed Product or Licensed Service and one or more other products, product components or processes that do not use Patent Rights or Technology Rights.

“Common Stock” means shares of Licensee’s common stock, par value $0.0001 per share.

“Contract Quarter” means the three-month periods ending on March 31, June 30, September 30, and December 31, or any stub period thereof at the commencement of the Agreement or the expiration or termination of the Agreement.

“Contract Year” means the 12-month periods ending on December 31, or any stub period thereof at the commencement of the Agreement or the expiration or termination of the Agreement.

“Derivative” means with respect to a compound, any compound that is directed to the same biological target,[***].

“Fair Market Value” means the cash consideration an unaffiliated, unrelated buyer would pay in an arm’s length sale of a substantially identical item sold in the same quantity, under the same terms, and at the same time and place.

“First Commercial Sale” means the first Sale of Licensed Product or Licensed Service by Licensee or any Sublicensee to a third party in a national jurisdiction following Regulatory Approval of such Licensed Product or Licensed Service in such national jurisdiction.

“FDA” means United States Food and Drug Administration or any successor agency thereto.

“Field” means all therapeutic, prophylactic and diagnostic fields of use for all indications, including discovery and development uses.

“Government” means any agency, department or other unit of the United States of America or the State of Texas.

“Gross Consideration” means all cash and non-cash consideration (e.g., securities).

“Improvement” means any patentable invention, or portion thereof, which (a) is conceived or reduced to practice solely by[***].

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“Indication” means an intended use of any Licensed Product or Licensed Service requiring new clinical investigations essential to regulatory approval, and which is to be used in a disease which, in the practice of medicine, is different from any disease being treated by any Licensed Product or Licensed Service pursuant to regulatory approval, or to be treated upon receiving regulatory approval.

“Initiation” with respect to clinical studies means the date of first administration of a placebo or Licensed Product to a patient.

“Inventors” (or singly, “Inventor”) means collectively and individually, inventors named in patents and patent applications listed in Exhibit A to the Agreement.

“Licensed Process” means a method or process whose practice or use is covered by a Valid Claim or uses Technology Rights.

“Licensed Product” means any product or component (i) whose manufacture, use, sale, offer for sale or import is covered by any Valid Claim or incorporates any Technology Rights, or (ii) which is made using a Licensed Process.

“Licensed Service” means performance of a service for any consideration using a Licensed Product, or the practice of a Licensed Process. For clarity, research and development of Licensed Products by Licensee or a Sublicensee does not constitute a Licensed Service.

“Licensed Subject Matter” means Patent Rights and/or Technology Rights.

“Milestone Fees” means all fees identified as Milestone Fees in Section 3.1(b).

“Net Product Sales” means the Gross Consideration from the Sale of Licensed Products [***]

In the event that the Licensed Products are Sold as part of a Combination Product, Net Product Sales from the Sale of such Combination Product shall be calculated by multiplying the Net Product Sales (as determined without reference to this paragraph) of such Combination Product by a fraction

(i)	[***]
(ii)	[***]

In the event that the average Gross Consideration cannot be determined for

(i)	the Licensed Products without other therapeutically active components, or
(ii)	the product containing the other therapeutically active components included in the Combination Product, [***]

[***].

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“Net Sales” means Net Product Sales and/or Net Service Sales

“Net Service Sales” means the Gross Consideration received from the Sale of Licensed Services less the following items [***]

In the event that the Licensed Services are Sold as part of a Combination Product, Net Service Sales from the Sale of such Combination Product shall be calculated [***]

(i)	[***]
(ii)	[***]

In the event that the average Gross Consideration cannot be determined for

(i)	the Licensed Services without other processes, or
(ii)	the services containing the other processes included in the Combination Product, [***]

[***].

“Non-Royalty Sublicensing Consideration” means the Gross Consideration received by the Licensee [***]

“Original Agreement” means the “Patent & Technology License Agreement Agt. No. L2664-MAIA Biotechnology,” and all of its exhibits and schedules, entered into by and between the Parties on November 29th, 2018, as amended on December 8, 2020.

“Patent Rights” means the Licensor’s rights in (a) the patents and patent applications listed in Exhibit A to the Agreement; (b) all non-provisional patent applications that claim priority to any provisional application listed in Exhibit A to the Agreement to the extent the claims of such non- provisional applications are entitled to claim priority to the aforesaid provisional patent applications; and (c) all divisionals, continuations, and such claims of continuations-in-part as are entitled to claim priority to the aforesaid patents and/or patent applications, and all reissues, reexaminations, and extensions of such patents and/or patent applications; (d) any patents that issue with respect to the aforesaid patent applications; and (e) foreign counterparts of any of the foregoing. From time to time during the term of the Agreement, upon written request by any Party to the other Party, Licensee and Licensor shall update, by written agreement in accordance with Section 19.6, the list of patent applications and patents listed in Exhibit A to the Agreement to include all Patent Rights.

“Phase 1 Clinical Studies” means that portion of the drug development and review process which provides for the initial introduction of an investigational new drug into humans, in a manner that is generally consistent with 21 CFR § 312.21(a), as amended (or its successor regulation), or an equivalent study in any national or multinational jurisdiction other than the United States.

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“Prosecution Counsel” means the law firm or attorney who is handling the prosecution of the Patent Rights. Prosecution Counsel as of the Effective Date is identified in Exhibit A to the Agreement.

“Quarterly Payment Deadline” means the day that is 45 days after the last day of any particular Contract Quarter.

“Regulatory Approval” means any and all approvals, licenses, registrations, or authorizations of any Regulatory Authority in a particular national jurisdiction that are necessary to market, Sell and use a Licensed Product or Licensed Service in that national jurisdiction.

“Regulatory Authority” means any country, federal, supranational, state, or local regulatory agency, department, bureau, or other government entity responsible for granting any necessary licenses or approvals for the marketing, Sale and use of a Licensed Product or Licensed Service in a particular national jurisdiction, including without limitation FDA, European Medicines Agency or Koseisho (i.e. the Japanese Ministry of Health and Welfare).

“Sell”, “Sale” or “Sold” means any transfer or other disposition of Licensed Products or Licensed Services for which consideration is received by Licensee or Sublicensees. A Sale of Licensed Products or Licensed Services will be deemed completed at the time Licensee or its Sublicensee receives such consideration.

“Sublicense Agreement” means any agreement or arrangement pursuant to which Licensee (or Sublicensee) grants to any third party any of the license rights granted to the Licensee under the Agreement.

“Sublicense Fee” means the fee specified in Section 3.1(d).

“Sublicensee” means any entity to whom an express sublicense has been granted under the Patent Rights and/or Technology Rights.[***]

“Technology Rights” means Licensor’s rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, drawings or data created before the Effective Date by Inventors at UT Southwestern and within the Field which are not covered by a Valid Claim but which are necessary or reasonably useful for practicing Patent Rights.

“Territory” means worldwide.

“Valid Claim” means a claim of (i) an issued and unexpired patent included within the Patent Rights unless the claim has been held unenforceable or invalid by the final, un-reversed, and un- appealable decision of a court or other government body of competent jurisdiction, has been irretrievably abandoned or disclaimed, or has otherwise been finally admitted or determined to be invalid, un-patentable or unenforceable, whether through reissue, reexamination, disclaimer or otherwise, or (ii) a pending patent

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application within the Patent Rights to the extent the claim continues to be prosecuted in good faith.

2.	License Grant and Commercialization
2.1	Grant
(a)

Licensor grants to Licensee a royalty-bearing exclusive license under the Patent Rights to develop, manufacture, have manufactured, distribute, have distributed, use, offer for Sale, Sell, lease, loan and/or import Licensed Products in the Field in the Territory and to perform Licensed Services in the Field in the Territory.

(b)

Licensor grants to Licensee a royalty-bearing non-exclusive license under Technology Rights to develop, manufacture, have manufactured, distribute, have distributed, use, offer for Sale, Sell, lease, loan and/or import Licensed Products in the Field in the Territory and to perform Licensed Services in the Field in the Territory.

(c)

This grant is subject to (i) the payment by Licensee to Licensor of all consideration required under the Agreement, (ii) any rights of, or obligations to, the Government as set forth in Section 11.2 (Government Rights), and (iii) rights retained by Licensor to:

(1)	Publish the scientific findings from research related to the Patent Rights; and
(2)

Use the Licensed Subject Matter for teaching, research, education, and other educationally-related, non-commercial purposes (the “Non- Commercial Purposes”); for the avoidance of doubt the Non-Commercial Purposes identified in this clause to not include clinical trials for Licensed Products, unless Licensor is otherwise engaged by Licensee, Affliate, or Sublicensee pursuant to the terms of a separate agreement to conduct such clinical trials, in which case use of the Licensed Subject Matter in connection with such clinical trials will be governed by the terms of such separate agreement.

(3)

Grant rights to, and transfer material embodiments of, the Licensed Subject Matter to other academic institutions or non-profit research institutions for the purposes identified in clauses (1) and (2) above.

(d)

Licensor grants Licensee the first right to negotiate an exclusive license under any patent rights covering or claiming any Improvement (“Option Patent Rights”). Licensor shall promptly disclose to Licensee in writing (which shall constitute Licensor’s Confidential Information) all Improvements disclosed to Licensor. If, within [***] after receipt of such notice, Licensee notifies Licensor of its desire to negotiate a license to the

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Option Patent Rights, the Parties shall exclusively negotiate in good faith for a period of [***] (“Option Period”) an exclusive license to Licensee under the Option Patent Rights. If Licensee elects to exercise the option, Licensee shall be required to pay any legal costs associated with such Improvements during the Option Period.

(e)	Licensor reserves all rights not expressly granted in the Agreement and disclaims the grant of any implied rights to Licensee.
2.2	Sublicensing

Licensee has the right to grant Sublicense Agreements under the Licensed Subject Matter consistent with the terms of the Agreement, subject to the following:

(a)

A Sublicense Agreement shall not exceed the scope and rights granted to Licensee hereunder. Sublicensee must agree in writing to be bound by the applicable terms and conditions of the Agreement and shall indicate that Licensor is a third party beneficiary of the Sublicense Agreement. In the event of termination of this Agreement, continued sublicense rights shall be governed by Section 7.5(a) (Effect of Termination). Licensee may grant a Sublicensee the right to grant further sub-Sublicense Agreements, in which case such sub-Sublicense Agreements shall be treated as “Sublicense Agreements” and such sub-Sublicensees shall be treated as “Sublicensees” for purposes of the Agreement.

(b)

Licensee shall deliver to Licensor a true, complete, and correct copy of each Sublicense Agreement granted by Licensee or Sublicensee, and any modification or termination thereof, within 30 days following the applicable execution, modification, or termination of such Sublicense Agreement. If the Sublicense Agreement is not in English, Licensee shall provide Licensor an accurate English translation in addition to a copy of the original agreement.

(c)

Notwithstanding any such Sublicense Agreement, Licensee will remain primarily liable to Licensor for all of the Licensee’s duties and obligations contained in the Agreement, including without limitation the payment of running royalties due under Section 3.2 whether or not paid to Licensee by a Sublicensee. In the event of any act or omission of a Sublicensee that would be a breach of this Agreement if performed by Licensee, Licensee will use commercially reasonable efforts to actively pursue the Sublicensee to either remedy such act or omission or terminate the Sublicense Agreement. Each Sublicense Agreement will contain a right of termination by Licensee in the event that the Sublicensee breaches the payment or reporting obligations affecting Licensor or any other terms and conditions of the Sublicense Agreement that would constitute a breach of the Agreement if such acts were performed by Licensee.

2.3	Diligent Commercialization

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Licensee by itself or through its Sublicensees will use diligent efforts to make one or more Licensed Products and/or Licensed Services (as applicable) commercially available in the Field within the Territory. Without limiting the foregoing, Licensee will:

(a)

maintain a bona fide, funded, ongoing and active research, development, manufacturing, regulatory, marketing or sales program (all as commercially reasonable) to make one or more Licensed Products and/or Licensed Services commercially available to the public as soon as commercially practicable

(b)	Intentionally Omitted.
(c)

any time after 2 years from the Effective Date and within 90 days after receiving written notice from Licensor’s written request, provide written evidence satisfactory to Licensor that Licensee or its Sublicensee(s) has:
(i)Sales in non-oncology Indication; or
(ii)an effective, ongoing and active research, development, manufacturing, marketing or sales program as appropriate, directed toward obtaining regulatory approval, and/or production and/or Sales of a Licensed Product in non-oncology Indication.

If the Licensee’s obligations under this Section 2.3 are not fulfilled, Licensor may treat such failure as a breach in accordance with Section 7.3(b).

3.	Compensation

In consideration of rights granted to Licensee, Licensee will pay Licensor the following fees and royalties. All fees and royalties are not refundable and are not creditable against other fees and royalties. Each payment will reference the Agreement number and will be sent to Licensor’s payment and accounting contact in Section 18 (Notices).

3.1	Non-Royalty Payments due from Licensee
(a)	[***],
(b)

Milestone Fees. Following the achievement of any milestone event, Licensee will pay Licensor the corresponding Milestone Fee on or before the Quarterly Payment Deadline for the Contract Quarter in which the milestone event is achieved, as follows:

Milestone Events	Milestone Fees
[***]	[***]
[***]	[***]

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[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]

(c)	License Upfront Fee.[***]
(d)

Sublicense Fees. Licensee will pay the following Non-Royalty Sublicense Fees on or before the Quarterly Payment Deadline for the Contract Quarter in which the applicable Non-Royalty Sublicensing Consideration is received by the Licensee:

Field of the Sublicense Agreement	Sublicense Fee
[***]	[***]
[***]	[***]

[***]

(e)	Assignment Fee.[***]
3.2	Royalties

Licensee will pay Licensor the following running royalties for each Contract Year for Licensed Products and Licensed Services covered by a Valid Claim, payable on or before the Quarterly Payment Deadline for the last Contract Quarter of such Contract Year:

[***]	[***]	[***]
	[***]	[***]
[***]	[***]	[***]
	[***]	[***]

Payment of any such royalties shall be subject to the following:

(a)	Licensee’s obligation to pay royalties on Net Sales under this Section 3.2 shall continue, on a country-by-country basis,[***]
(b)	[***]
(c)	[***]
(d)	[***]

[***]

(e)	Upon expiration of the Royalty Term in a country, the licenses under Section 2.1 will become royalty-free, and fully-paid up in such country.
3.3	Royalty Stacking
(a)	[***]
(b)	[***]
3.4	Non-cash Consideration

[***]

4.	Reports and Plans

The reports specified in this Section 4 will be sent to Licensor’s payment and reporting contact identified in Section 18 (Notices). If Licensor reasonably requests to have

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information submitted in a particular format, Licensee will use reasonable efforts to comply with such request.

4.1	Quarterly Payment and Milestone Reports

From and after the First Commercial Sale, on or before each Quarterly Payment Deadline, Licensee will deliver to Licensor a true and accurate report, certified by an officer of Licensee, giving such particulars of the business conducted by Licensee and its Sublicensees (including copies of reports provided by Sublicensees to Licensee) during the preceding Contract Quarter under the Agreement as necessary for Licensor to account for Licensee’s payments, including royalties, hereunder, even if no payments are due. Notwithstanding the foregoing, Licensee shall not be required to include in any report information [***]. The report shall include:

(a)	The name of the Licensee, the Agreement number, and the period covered by the report;
(b)	The name of any Sublicensees whose activities are also covered by the report;
(c)	Identification of each Licensed Product and Licensed Service for which any royalty payments have become payable;
(d)	Net Product Sales and Net Service Sales segregated on a product-by-product basis, and a country-by-country basis, or an affirmative statement that no Sales were made.[***];
(e)	[***];
(f)	[***];
(g)	[***];
(h)	[***]
(i)	[***].
4.2	Biannual Progress Meeting and Annual Written Report

Until the First Commercial Sale, Licensee will meet with representatives of UT Southwestern (in person or by videoconference or teleconference, as agreed to by the Parties) semi-annually to provide an update on the Licensee, including (i) Licensee’s efforts and accomplishments during the half year to develop and, if applicable, commercialize Licensed Products, and (ii) Licensee’s development and commercialization plans with respect to Licensed Products for the next half year. The update shall also cover such activities by Sublicensees. Within 30 days following the end of each Contract Year until the first Sale of a Licensed Product or Licensed Service, Licensee will deliver to Licensor a true and accurate signed

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written progress report, which shall contain the following information to the extent relevant to the activities under the Agreement:

(a)	The name of the Licensee, the Agreement number, the names of any Sublicensees, and the Licensed Products and Licensed Services being developed and/or commercialized;
(b)	The progress toward completing and the plans for completing the applicable milestone events pursuant to Sections 2.3 and 3.1(b); and
(c)

A summary of the research and development activities with respect to Licensed Products and Licensed Services, including status and plans for obtaining any necessary Regulatory Approvals, performed during the past year, and the plans for research and development activities for the next year; and

(d)

Any plans for starting any clinical trials with respect to Licensed Products in the next Contract Year, indicating (i) whether UT Southwestern will be considered as a study site and (ii) the name or nomenclature for the Licensed Product being provided for such clinical trials.

4.3	Government and Economic Development Reporting

If Licensor requests, Licensee will provide information for Licensor’s Government and economic development reporting purposes, including, to the extent such information is required to be disclosed under federal or state law, the following:

(a)

Number and geographic location of new full-time employees created during the past Contract Year; total number and geographic location of full-time employees of Licensee at the end of such Contract Year;

(b)	Dollar amount of new equity financing received by Licensee during the past Contract Year, and current capitalization, including number and class of outstanding securities;
(c)	Location and square footage of facilities; and
(d)	Other information required under Federal and state law.

This information shall be treated as Licensee’s Confidential Information; provided that Licensor is entitled to combine such information with similar information from other Licensor licensees and publicly report such combined aggregate information, without identifying Licensee’s separate specific applicable numbers. If and when Licensee has more than 200 full-time employees, then no further economic development reports will be required from Licensee.

5.	Payment, Records, and Audits

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5.1	Payments

All amounts referred to in the Agreement are expressed in U.S. dollars without deductions for taxes, assessments, fees, or charges of any kind. Each payment will reference the Agreement number set forth at the beginning of the Agreement. All payments to Licensor will be made in U.S. dollars by check or wire transfer (Licensee to pay all wire transfer fees) payable to the payee identified in Section 18 and sent to the payment and reporting contact in Section 18 (Notices).

5.2	Sales Outside the U.S.

If any currency conversion shall be required in connection with the calculation of payments hereunder, such conversion shall be made using the rate used by Licensee for its financial reporting purposes in accordance with Generally Accepted Accounting Principles (or foreign equivalent) or, in the absence of such rate, using the average of the buying and selling exchange rate for conversion between the foreign currency and U.S. Dollars, for current transactions as reported in The Wall Street Journal on the last business days of the Contract Quarter to which such payment pertains.  Licensee may not make any tax withholdings from payments to Licensor, but Licensor agrees to supply to Licensee, upon written request, appropriate evidence from appropriate U.S. governmental agencies showing that Licensor is a resident of the United States of America for purposes of the U.S. income tax laws and is tax-exempt under such income tax laws.

5.3	Late Payments

Amounts that are not paid when due will accrue a late charge from the due date until paid, at a rate equal to [***] per month (or the maximum allowed by law, if less).

5.4	Records

For a period of five years after the Contract Year to which the records pertain, Licensee agrees that it and its Sublicensees will each keep complete and accurate records of their Sales, Net Product Sales, Net Service Sales, Milestone Fees, and Non-Royalty Sublicensing Consideration in sufficient detail to enable such payments to be determined and audited.

5.5	Auditing

Licensee will permit Licensor or its representatives, at Licensor’s expense, to periodically examine books, ledgers, and records during regular business hours, at Licensee’s place of business, on at least 30 days advance notice, to the extent necessary to verify any payment or report required under the Agreement. For each Sublicensee from whom Licensee is entitled to Gross Consideration pursuant to the terms of a Sublicense Agreement, Licensee shall obtain such audit rights for Licensor or itself. If Licensee obtains such audit rights for itself, it will promptly conduct an audit of the Sublicensee’s records upon Licensor’s request, and Licensee will furnish to Licensor a copy of the findings from such audit. [***] If the amount of underpayment is equal to or greater than [***] of the total amount due for the records so examined, Licensee will pay the reasonable out-of-pocket

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costs incurred by Licensor in conducting such audit. If any audit reveals any overpayment by Licensee to Licensor, then the amount of such overpayment shall be offset against any amount that becomes due to Licensor in connection with any subsequent period. All information examined pursuant to this Section 5.5 shall be deemed to be the Confidential Information of the Licensee.

6.	Patent Expenses and Prosecution
6.1	Patent Expenses

Subject to Section 3.1(a), except as described below in this Section 6.1, Licensee shall pay for all patent services expenses, if any, incurred by Licensor following the Effective Date of this Agreement, for filing, prosecuting, defending, and maintaining Patent Rights and related patent searches and all such future expenses incurred by Licensor, for so long as, and in such countries as, the Agreement remains in effect. Licensee will pay all such expenses within 30 days after Licensee’s receipt of an invoice from Licensor. Nothing in this Section 6.1 shall affect Licensee’s ability to select legal counsel of its own choosing to perform such patent services, at Licensee’s sole expense. Except as described in Section 3.1(a), Licensor is not aware of any pending, unpaid patent services expenses as described in this Section 6.1.

6.2	Direction of Prosecution

Licensor will confer with Licensee to develop a strategy for the prosecution and maintenance of Patent Rights. With respect to prosecution activities occurring after the Effective Date of this Agreement, Licensor will request that copies of all documents received from government patent offices and foreign patent counsel and copies of all documents prepared by the Prosecution Counsel for submission to governmental patent offices be provided to Licensee for review and comment prior to filing, to the extent practicable under the circumstances. [***] If Licensee wishes to instruct Prosecution Counsel directly or change Prosecution Counsel, Licensee may request to do so by following the Licensor’s procedures for such. Licensor reserves in its sole discretion the ability to change Prosecution Counsel and to approve or disapprove any requested changes by Licensee. The Parties agree that they share a common legal interest to get valid enforceable patents and that Licensee will maintain as privileged all information received pursuant to this Section.

6.3	Ownership

All patent applications and patents will be in the name of Licensor (and any co-owner identified in Exhibit A) and owned by Licensor (and such co-owner, if any). No payments due under the Agreement will be reduced as the result of co-ownership interests in the Patent Rights by Licensee or any other party.

6.4	Foreign Filings

In addition to the U.S., the Patent Rights shall, subject to applicable bar dates, be pursued in such foreign countries as Licensee so designates in writing to Licensor in sufficient time to reasonably enable the preparation of such additional filings,

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and in those foreign countries in which Licensor has filed applications prior to the Effective Date. If Licensee does not choose to pursue patent rights in a particular foreign country and Licensor chooses to do so, Licensor shall so notify Licensee and thereafter said patent application or patent shall no longer be included in the Patent Rights and Licensee shall have no further rights or obligations thereto. Licensor shall have the right to make alternative arrangements with Licensee for upfront payment of foreign patent expenses.

6.5	Withdrawal from Paying Patent Costs

If at any time Licensee wishes to cease paying for any costs for a particular Patent Right or for patent prosecution in a particular jurisdiction, Licensee must give Licensor at least 90 days prior written notice and Licensee will continue to be obligated to pay for the patent costs which reasonably accrue during said notice period. Thereafter, said patent application or patent shall no longer be included in the Patent Rights and Licensee shall have no further rights or obligations thereto.

6.6	U.S. Patent and Trademark Office Entity Size Status

Licensee represents that as of the Effective Date the entity size status of Licensee in accordance with the regulations of the U.S. Patent and Trademark Office is as set forth in Exhibit A. Licensee will inform Licensor in writing on a timely basis of any change in its U.S. Patent and Trademark Office entity size status.

7.	Term and Termination
7.1	Term

Unless earlier terminated as provided herein, the term of the Agreement will commence on the Effective Date and continue until the last date of expiration or termination of the Patent Rights, or if Technology Rights are licensed and no Patent Rights are applicable, for a term of 20 years. [***]

7.2	Termination by Licensee

Licensee, at its option, may terminate the Agreement by providing Licensor written notice of intent to terminate, which such termination will be effective 90 days following receipt of such notice by Licensor.

7.3	Termination by Licensor

Licensor, at its option, may immediately terminate the Agreement, or any part of Licensed Subject Matter, or any part of the Field, or any part of the Territory, or the exclusive nature of the license grant, upon delivery of written notice to Licensee of Licensor’s decision to terminate, if any of the following occur:

(a)	Licensee becomes in arrears in any payments due under the Agreement, and Licensee fails to make the required payment within 30 days after delivery of written notice from Licensor; or
(b)	Licensee is in breach of any material non-payment provision of the Agreement, and does not cure such breach within 60 days after delivery of written notice from Licensor.

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(c)	Licensor delivers notice to Licensee of three or more actual breaches of the Agreement in any 12-month period, even in the event that Licensee cures such breaches in the allowed period.
7.4	Other Conditions of Termination

The Agreement will terminate:

(a)

Immediately without the necessity of any action being taken by Licensor or Licensee, (i) if Licensee has a petition in bankruptcy filed for or against it, or (ii) Licensee’s Board of Directors elects to liquidate majority of its assets or dissolve its business, or (iii) Licensee ceases its business operations, or (iv) Licensee makes an assignment for the benefit of creditors or (v) if the business or assets of Licensee are otherwise placed in the hands of a receiver, assignee for the benefit of creditors or trustee, whether by voluntary act of Licensee or otherwise; or

(b)	At any time by mutual written agreement between Licensee and Licensor.
7.5	Effect of Termination

If the Agreement is terminated for any reason:

(a)

All rights and licenses of Sublicensees shall terminate upon termination of the Agreement; provided however, if the Sublicense Agreement is for all of the Field for all of the Territory, and the Sublicensee is not then in breach of the Sublicense Agreement and agrees in writing to assume all of the obligations of Licensee and provides Licensor with written notice thereof within 30 days after notice of termination of the Agreement, then such Sublicense Agreement shall survive; and

(b)

Licensee shall cease making, having made, distributing, having distributed, using, selling, offering to sell, leasing, loaning and importing any Licensed Products and performing Licensed Services by the effective date of termination; and

(c)	Licensee shall tender payment of all accrued royalties and other payments due to Licensor as of the effective date of termination; and
(d)	Intentionally Ommitted.
(e)	Nothing in the Agreement will be construed to release either Party from any obligation that matured prior to the effective date of termination; and
(f)

The provisions of Sections 8 (Confidentiality), 9 (Infringement and Litigation), 11 (Representations and Disclaimers), 12 (Limit of Liability), 13 (Indemnification), 14 (Insurance), 17 (Use of Name), 18 (Notices), and 19 (General Provisions) will survive any termination or expiration of the Agreement. In addition, the provisions of Sections 3 (Compensation), 4.1

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(Quarterly Payment and Milestone Reports), 5 (Payment, Records and Audits), and 6.1 (Patent Expenses) shall survive with respect to all activities and payment obligations accruing prior to the termination or expiration of the Agreement.

8.	Confidentiality
8.1	Definition

“Confidential Information” means, with respect to any Party, all confidential or proprietary information or material regarding or embodying such Party’s technology, products, business information or objectives, that is disclosed by or on behalf of such Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with the Agreement, but only to the extent that such information or material (i) if disclosed in tangible form, is marked “confidential” or otherwise designated in writing as “confidential” at the time of disclosure or within 30 days thereafter, (ii) if disclosed orally or in non- tangible form, is identified by the Disclosing Party as “confidential” at the time of disclosure and, within 30 days thereafter, the Disclosing Party provides a written summary of such information or material marked or otherwise designated in writing as “confidential”, or (iii)is of the nature that it would be reasonable under the circumstances to be considered confidential or proprietary information or material of the Disclosing Party.

8.2	Protection and Marking

All Confidential Information of the Disclosing Party: (i) is to be held in strict confidence by the Receiving Party, (ii) is to be used by and under authority of the Receiving Party only as authorized in the Agreement, and (iii) shall not be disclosed by the Receiving Party, its agents or employees to any third party without the prior written consent of the Disclosing Party or as authorized in the Agreement. Licensee has the right to use and disclose Confidential Information of Licensor reasonably in connection with the exercise of its rights and performance of its obligations under the Agreement, including without limitation disclosing such Confidential Information to Sublicensees, potential investors, acquirers, and others on a need to know basis, if such Confidential Information is provided under conditions which reasonably protect the confidentiality thereof. The Receiving Party has the right to disclose the Disclosing Party’s Confidential Information to its agent and employees to the extent necessary for the Receiving Party to exercise its rights or perform its obligations under the Agreement, provided that each agent and employee receiving such Confidential Information is subject to appropriate confidentiality obligations substantially similar to those of this Section 8. Each Party’s obligation of confidence hereunder includes, without limitation, using at least the same degree of care with the disclosing Party’s Confidential Information as it uses to protect its own Confidential Information, but always at least a reasonable degree of care. The Receiving Party shall be solely liable for any disclosure or use of the Disclosing Party’s Confidential Information in violation of this Agreement by any agents, employees, advisors, actual or potential Sublicensees, acquirers or investors of the Receiving Party.

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8.3	Confidentiality of Terms of Agreement

Each Party agrees not to disclose to any third party the terms of the Agreement without the prior written consent of the other Party hereto, except each Party may disclose the terms of the Agreement: (a) to advisors, actual or potential Sublicensees, acquirers or investors on a need to know basis, in each case, under appropriate confidentiality obligations substantially similar to those of this Section 8; and (b) to the extent necessary, in the reasonable opinion of the Receiving Party’s counsel, to comply with applicable laws, regulations and court orders (including, without limitation, The Texas Public Information Act, as may be amended from time to time, other open records laws, decisions and rulings, and securities laws, regulations and guidance). If the Agreement is not for all fields of use, then Licensor may disclose the Field to other potential third party licensees. Notwithstanding the foregoing, the existence of the Agreement shall not be considered Confidential Information.

8.4	Disclosure Required by Court Order or Law

If the Receiving Party is required to disclose Confidential Information of another Party hereto, or any terms of the Agreement, pursuant to the order or requirement of a court, administrative agency, or other governmental body or applicable law, the Receiving Party may disclose such Confidential Information or terms to the extent required, provided that the Receiving Party shall provide the Disclosing Party with reasonable advance notice thereof (unless prohibited by law) to enable the Disclosing Party to seek a protective order and otherwise seek to prevent such disclosure. To the extent that Confidential Information so disclosed does not become part of the public domain by virtue of such disclosure, it shall remain Confidential Information protected pursuant to Section 8.

8.5	Copies

Each Party agrees not to copy or record any of the Confidential Information of the other Party, except as reasonably necessary to exercise its rights or perform its obligations under the Agreement, and for archival and legal purposes.

8.6	Continuing Obligations

Subject to the exclusions listed in Section 8.7, the Parties’ confidentiality obligations under the Agreement will survive termination of the Agreement and will continue for a period of five years thereafter.

8.7	Exclusions

Information shall not be considered Confidential Information of a Disclosing Party under the Agreement to the extent that the Receiving Party can establish by competent written proof that such information:

(a)	Was in the public domain at the time of disclosure; or
(b)	Later became part of the public domain through no act or omission of the Receiving Party, its employees, agents, successors or assigns in breach of the Agreement; or

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(c)	Was lawfully disclosed to the Receiving Party by a third party having the right to disclose it not under an obligation of confidentiality; or
(d)	Was already known by the Receiving Party at the time of disclosure; or
(e)	Was independently developed by the Receiving Party without use of the disclosing Party’s Confidential Information.
8.8	Copyright Notice

The placement of a copyright notice on any Confidential Information will not be construed to mean that such information has been published and will not release the other Party from its obligation of confidentiality hereunder.

8.9	Remedies

In the event of a breach, threatened breach or intended breach of the terms of this Section 8 by either of the Parties, the Disclosing Party, in addition to any other rights and remedies available to it at law or in equity, shall be entitled to seek preliminary and final injunctions, enjoining and restraining such breach, threatened breach or intended breach of such Disclosing Party’s Confidential Information.

9.	Infringement and Litigation
9.1	Notification

If either Licensor’s designated office for technology commercialization or Licensee becomes aware of any infringement or potential infringement of Patent Rights, each Party shall promptly notify the other of such in writing.

9.2	Licensee’s Enforcement Rights

Licensee may enforce the Patent Rights against any infringement by a third party. Licensee shall be responsible for payment of all fees and expenses associated with such enforcement incurred by Licensee and incurred by Licensor in providing cooperation or joining as a party as provided in Section 9.4. Any monetary recovery for actual damages or punitive damages in excess of Licensee’s documented, third-party expenses in enforcing the Patent Rights and amounts actually reimbursed by Licensee to Licensor under this Section 9.2 shall be shared by Licensee with Licensor in the same manner as Non-Royalty Sublicensing Consideration.

9.3	Licensor’s Enforcement Rights

If Licensee does not file suit within six months after a written request by Licensor to initiate an infringement action, then Licensor shall have the right, at its sole discretion, to bring suit to enforce any Patent Right licensed hereunder against the infringing activities, with Licensor retaining all recoveries from such enforcement. If Licensor pursues such infringement action, Licensor may, as part of the resolution of such efforts, grant non-exclusive license rights to the alleged infringer notwithstanding Licensee’s exclusive license rights.

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9.4	Cooperation between Licensor and Licensee

In any infringement suit or dispute, the Parties agree to cooperate fully with each other. At the request of the Party bringing suit, the other Party will permit reasonable access after reasonable advance notice to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours.

If it is necessary to name Licensor as a party in such action, then Licensee must first obtain Licensor’s prior written permission, which permission shall not be unreasonably withheld, provided that Licensor shall have reasonable prior input on choice of counsel on any matter where such counsel represents Licensor, and Licensee and such counsel agree to follow all required procedures of the Texas Attorney General regarding retention of outside counsel for state entities.

10.	Export Compliance

Licensee understands that the Arms Export Control Act (AECA), including its implementing International Traffic In Arms Regulations (ITAR), and the Export Administration Act (EAA), including its Export Administration Regulations (EAR), are some (but not all) of the laws and regulations that comprise the U.S. export laws and regulations. Licensee further understands that the U.S. export laws and regulations include (but are not limited to): (a) ITAR and EAR product/service/data- specific requirements; (b) ITAR and EAR ultimate destination-specific requirements; (c) ITAR and EAR end user-specific requirements; (d) Foreign Corrupt Practices Act; and (e) anti-boycott laws and regulations. Licensee will comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to the Licensed Products and Licensed Services (including any associated products, items, articles, computer software, media, services, technical data, and other information). Licensee certifies that it will not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) the Licensed Products and Licensed Services (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of applicable U.S. laws and regulations. Licensee will include a provision in its agreements, substantially similar to this Section 10, with its Sublicensees, third party wholesalers and distributors, and physicians, hospitals or other healthcare providers who purchase a Licensed Product, requiring that these parties comply with all then-current applicable U.S. export laws and regulations and other applicable U.S. laws and regulations.

11.	Representations and Disclaimers
11.1	Licensor Representations

Except for the rights, if any, of the Government as set forth in Section 11.2, Licensor represents and warrants to Licensee that to the knowledge of Licensor’s designated office for technology commercialization (i) Licensor is the owner or agent of the entire right, title, and interest in and to Patent Rights (other than the right, title and interest of any joint owner identified in Exhibit A), (ii) Licensor

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has the right to grant all licenses including Patent Rights and/or Technology Rights granted under the Agreement, (iii) Licensor has not granted and will not grant licenses or other rights under the Patent Rights that are in conflict with the terms and conditions in the Agreement, (iv) Licensor has not received any written notice that a product or process claimed in the Patent Rights or otherwise comprising the Licensed Subject Matter is alleged to infringe any intellectual property rights of a third party, (v) Licensor has not notified any third party that such third party’s products or processes infringe any claim of the Patent Rights, and (vi) with respect to the products and processes claimed in or covered by the Patent Rights and the other Licensed Subject Matter, all inventors thereof have fully assigned all rights thereto to the Licensor and have no remaining claims on any such invention.

11.2	Government Rights

Licensee understands that Licensed Subject Matter may have been developed under a funding agreement with Government and, if so, that Government may have certain rights relative thereto. The Agreement is made subject to the Government’s rights under any such agreement and under any applicable Government law or regulation. To the extent that there is a conflict between any such agreement, such applicable law or regulation and the Agreement, the terms of such Government agreement, and applicable law or regulation, shall prevail. Licensee agrees that, to the extent required by U.S. laws and regulations, Licensed Products used or Sold in the U.S. will be manufactured substantially in the U.S., unless a written waiver is obtained in advance from the U.S. Government.

11.3	Licensor Disclaimers

EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 11.1, LICENSEE UNDERSTANDS AND AGREES THAT LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE LICENSED PRODUCTS OR LICENSED SERVICES, OR AS TO THE OPERABILITY OR FITNESS FOR ANY USE OR PARTICULAR PURPOSE, MERCHANTABILITY, SAFETY, EFFICACY, APPROVABILITY BY REGULATORY AUTHORITIES, TIME AND COST OF DEVELOPMENT, PATENTABILITY, AND/OR BREADTH OF PATENT RIGHTS. LICENSOR MAKES NO REPRESENTATION AS TO WHETHER ANY PATENT WITHIN PATENT RIGHTS IS VALID, OR AS TO WHETHER THERE ARE ANY PATENTS NOW HELD, OR WHICH WILL BE HELD, BY OTHERS OR BY LICENSOR THAT MIGHT BE REQUIRED FOR USE OF PATENT RIGHTS IN FIELD. NOTHING IN THE AGREEMENT WILL BE CONSTRUED AS CONFERRING BY IMPLICATION, ESTOPPEL OR OTHERWISE ANY LICENSE OR RIGHTS TO ANY PATENTS OR TECHNOLOGY OF LICENSOR OTHER THAN THE PATENT RIGHTS, WHETHER SUCH PATENTS ARE DOMINANT OR SUBORDINATE TO THE PATENT RIGHTS, OR THE TECHNOLOGY RIGHTS SPECIFICALLY DESCRIBED HEREIN.

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11.4	Licensee Representations

By execution of the Agreement, Licensee represents, acknowledges, covenants and agrees

(a)

that Licensee has not been induced in any way by Licensor or its employees to enter into the Agreement, and (b) that Licensee has been given an opportunity to conduct sufficient due diligence with respect to all items and issues pertaining to this Section 11 (Representations and Disclaimers) and all other matters pertaining to the Agreement; and

(b)

that Licensee has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence, and (d) that Licensee accepts all risks inherent herein. Licensee represents that it is a duly organized, validly existing entity of the form indicated in the preamble to the Agreement, and is in good standing under the laws of its jurisdiction of organization as indicated in the preamble of the Agreement, and has all necessary corporate or other appropriate power and authority to execute, deliver and perform its obligations hereunder.

12.	Limit of Liability

IN NO EVENT SHALL LICENSOR, THE UNIVERSITY SYSTEM IT GOVERNS, ITS MEMBER INSTITUTIONS, INVENTORS, REGENTS, OFFICERS, EMPLOYEES, STUDENTS, AGENTS OR AFFILIATED ENTERPRISES, BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR REVENUE) ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER ANY SUCH PARTY KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES. OTHER THAN FOR CLAIMS AGAINST LICENSEE FOR INDEMNIFICATION (SECTION 13) OR FOR MISUSE OR MISAPPROPRIATION OR INFRINGEMENT OF LICENSOR’S INTELLECTUAL PROPERTY RIGHTS, LICENSEE WILL NOT BE LIABLE TO LICENSOR FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR REVENUE) ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER LICENSEE KNOWS OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

13.	Indemnification
13.1	Indemnification Obligation

Subject to Section 13.2, Licensee agrees to hold harmless, defend and indemnify Licensor, the university system it governs, its member institutions, its Regents, officers, employees, students and agents (“Indemnified Parties”) from and against any liabilities, damages, causes of action, suits, judgments, liens, penalties, fines, losses, costs and expenses (including, without limitation,

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reasonable attorneys’ fees and other expenses of litigation) (collectively “Liabilities”) resulting from claims or demands brought by third parties against an Indemnified Party on account of any injury or death of persons, damage to property, or any other damage or loss arising out of or in connection with the Agreement or the exercise or practice by or under authority of Licensee or its Sublicensees, or third party wholesalers or distributors, or physicians, hospitals or other healthcare providers who purchase a Licensed Product, of the rights granted hereunder.

13.2	Conditions of Indemnification

Licensee shall have no responsibility or obligation under Section 13.1 for any Liabilities to the extent caused by the gross negligence or willful misconduct by Licensor. Obligations to indemnify and hold harmless under Section 13.1 are subject to: (a) to the extent authorized by the Texas Constitution and the laws of the State of Texas and subject to the statutory duties of the Texas Attorney General, the Indemnified Party giving Licensee control of the defense and settlement of the claim and demand; and (b) to the extent authorized by the Texas Constitution and the laws of the State of Texas and subject to statutory duties of the Texas Attorney General, the Indemnified Party providing the assistance reasonably requested by Licensee, at Licensee’s  expense.

14.	Insurance
14.1	Insurance Requirements

Prior to any Licensed Product being used or Sold (including for the purpose of obtaining Regulatory Approval), and prior to any Licensed Service being performed by Licensee or by a Sublicensee, and for a period of five years after the Agreement expires or is terminated, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in commercially reasonable and appropriate amounts for the Licensed Product being used or Sold or the Licensed Service being performed. Licensee shall use commercially reasonable efforts to have Licensor named as an additional insured. Such commercial general liability insurance shall provide, without limitation: (i) product liability coverage; (ii) broad form contractual liability coverage for Licensee’s indemnification obligations under the Agreement; and (iii) coverage for litigation costs.

14.2	Evidence of Insurance and Notice of Changes

Upon request by Licensor, Licensee shall provide Licensor with written evidence of such insurance. Additionally, Licensee shall provide Licensor with written notice of at least 45 days prior to Licensee cancelling, not renewing, or materially changing such insurance.

15.	Assignment

The Agreement may not be assigned by Licensee without the prior written consent of Licensor, which consent will not be unreasonably withheld. For clarity, an assignment

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shall not include any sublicensing by MAIA Biotechnology to a MAIA Affiliate. A merger or other transaction in which the equity holders of Licensee prior to such event hold less than a majority of the equity of the surviving or acquiring entity shall be considered an assignment of the Agreement. For any permitted assignment to be effective, (a) Licensee must be in good standing under this Agreement, (b) the Licensee must pay Licensor the assignment fee pursuant to Section 3.1(e), and (c) the assignee must assume in writing (a copy of which shall be promptly provided to Licensor) all of Licensee’s interests, rights, duties and obligations under the Agreement and agree to comply with all terms and conditions of the Agreement as if assignee were an original Party to the Agreement.

16.	Governmental Markings
16.1	Patent Markings

Licensee agrees that all Licensed Products Sold by Licensee or Sublicensees will be legibly marked with the number of any applicable patent(s) licensed hereunder as part of the Patent Rights in accordance with each country’s patent marking laws, including Title 35, U.S. Code, or if such marking is not practicable, shall so mark the accompanying outer box or product insert for Licensed Products accordingly.

16.2

Governmental Approvals and Marketing of Licensed Products and or Licensed Services Licensee will be responsible for obtaining all necessary governmental approvals for the development, production, distribution, Sale, and use of any Licensed Product or performance of any Licensed Service, at Licensee’s expense, including, without limitation, any safety studies. Licensee will have sole responsibility for any warning labels, packaging and instructions as to the use and the quality control for any Licensed Product or Licensed Service.

16.3	Foreign Registration and Laws

Licensee agrees to register the Agreement with any foreign governmental agency that requires such registration and Licensee will pay all costs and legal fees in connection with such registration. Licensee is responsible for compliance with all foreign laws affecting the Agreement or the Sale of Licensed Products and Licensed Services to the extent there is no conflict with United States law, in which case United States law will control.

17.	Use of Name

Neither Party will use the name, trademarks or other marks of the other Party (including, in the case of Licensor, the name of the university system it governs, its member institutions, any of its Regents or employees) without the advance written consent of the other Party. Notwithstanding the foregoing, Licensor may use Licensee’s name and logo for various reports required by governmental law, rule or regulation and for internal reports without the prior written consent of the Licensee.

18.	Notices

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Any notice or other communication of the Parties required or permitted to be given or made under the Agreement will be in writing and will be deemed effective when sent in a manner that provides confirmation or acknowledgement of delivery and received at the address set forth below (or as changed by written notice pursuant to this Section 18).

Licensee Contacts	Licensor Contacts

Contact for Notice:

Vlad Vitoc, MD, MBA Chief Executive Officer

MAIA Biotechnology, Inc. 444 West Lake Street, Suite 1700

Chicago, IL 60606

Office: [***]

Cell: [***]

Email: [***]

Patent prosecution contact: [***]

Contact for Notice:

UT Southwestern Medical Center Office for Technology Development

Attn: Director for Technology Commercialization 5323 Harry Hines Boulevard, Dallas, Texas 75390-9094

[***]

[***]

E-mail: [***]

Payment and financial reporting contact: Checks in U.S. dollars payable to “UT SOUTHWESTERN” referencing L2664-MAIA,

UT Southwestern Medical Center Lock Box 845477

Dallas, Texas 75284-5477

Patent prosecution contact:

Attn: Director for Technology Commercialization

Office for Technology Development

5323 Harry Hines Boulevard, Dallas, Texas 75390-9094

[***]

Notices required under the Agreement may be delivered via E-mail provided such notice is confirmed in writing as indicated. Notices shall be provided to each Party as specified in the “Contact for Notice” address. Each Party shall update the other Party in writing with any changes in such contact information.

19.	General Provisions
19.1	Binding Effect

The Agreement is binding upon and inures to the benefit of the Parties hereto, their respective executors, administrators, heirs, permitted assigns, and permitted successors in interest.

19.2	Construction of Agreement

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Headings are included for convenience only and will not be used to construe the Agreement. The Parties acknowledge and agree that both Parties substantially participated in negotiating the provisions of the Agreement; therefore, both Parties agree that any ambiguity in the Agreement shall not be construed more favorably toward one Party than the other Party, regardless of which Party primarily drafted the Agreement.

19.3	Counterparts and Signatures

The Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A Party may evidence its execution and delivery of the Agreement by transmission of a signed copy of the Agreement via facsimile or email. In such event, the Party shall promptly provide the original signature page(s) to the other Party.

19.4	Compliance with Laws

Licensee will comply with all applicable national, state and local laws and regulations, including, without limitation, all export laws and regulations.

19.5	Governing Law

The Agreement will be construed and enforced in accordance with laws of the U.S. and the State of Texas, without regard to choice of law and conflicts of law principles.

19.6	Modification

Any modification of the Agreement will be effective only if it is in writing and signed by duly authorized representatives of both Parties. No modification will be made by email communications.

19.7	Severability

If any provision hereof is held to be invalid, illegal or unenforceable in any jurisdiction, the Parties hereto shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties, and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such other provisions in any other jurisdiction, so long as the essential essence of the Agreement remains enforceable.

19.8	Third Party Beneficiaries

Nothing in the Agreement, express or implied, is intended to confer any benefits, rights or remedies on any entity, other than the Parties and their permitted successors and assigns.

19.9	Waiver

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Neither Party will be deemed to have waived any of its rights under the Agreement unless the waiver is in writing and signed by such Party. No delay or omission of a Party in exercising or enforcing a right or remedy under the Agreement shall operate as a waiver thereof.

19.10	Sovereign Immunity

Nothing in the Agreement shall be deemed or treated as any waiver of Licensor’s sovereign immunity.

19.11	Entire Agreement

The Agreement constitutes the entire Agreement between the Parties regarding the subject matter hereof, and supersedes all prior written or verbal agreements, representations and understandings relative to such matters.

19.12	Claims Against Licensor for Breach of Agreement

Licensee acknowledges that any claim for breach of the Agreement asserted by Licensee against Licensor shall be subject to Chapter 2260 of the Texas Government Code and that the process provided therein shall be Licensee’s sole and exclusive process for seeking a remedy for any and all alleged breaches of the Agreement by Licensor or the State of Texas.

20.	No Other Promises and Agreements; Representation by Counsel.

Licensee expressly warrants and represents and does hereby state and represent that no promise or agreement which is not herein expressed has been made to Licensee in executing the Agreement except those explicitly set forth herein, and that Licensee is not relying upon any statement or representation of Licensor or its representatives. Licensee is relying on Licensee’s own judgment and has had the opportunity to be represented by legal counsel. Licensee hereby warrants and represents that Licensee understands and agrees to all terms and conditions set forth in the Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Patent License Agreement.

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LICENSOR: BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM By [***] Date	Licensee: AMIA Biotechnology, Inc. By [***] Date

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EXHIBIT A TO
PATENT LICENSE AGREEMENT

PATENT RIGHTS

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

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